FLEXIBLE PREMIUM DEFERRED
                               ANNUITY CERTIFICATE


This Certificate is issued according to the terms of Master Policy Number 64890011 issued by Northbrook Life Insurance Company to Dean Witter Reynolds Inc. Dean Witter Reynolds Inc. is called the Master Policyholder. This Certificate is governed by the laws of the Commonwealth of Puerto Rico.

Throughout this Certificate, "you" and "your" refer to the Certificate's owner(s). "We", "us" and "our" refer to Northbrook Life Insurance Company.

Certificate Summary
 -------------------

                    o The first phase of this Certificate is the accumulation phase which begins on the issue date of the Certificate. The primary feature of this phase is the accumulation of interest, at guaranteed rates for guaranteed periods of time, on all purchase amounts. Additional features of this phase include a partial withdrawal option, a full surrender option, and death benefit options. The partial withdrawal and surrender benefits may be subject to an upward or downward Market Value Adjustment.

                    o The second phase of this Certificate is the payout phase which begins on the Payout Start Date. The primary feature of this phase is the exchange of the Adjusted Account Value for a series of periodic income payments to be made under an Income Plan. Various types of Income Plans are offered in this Certificate.

               This page of the Certificate is only a summary of the Certificate terms. The detailed provisions of this Certificate, that follow, will control. This Certificate and the Master Policy do not pay dividends. PLEASE READ YOUR CERTIFICATE CAREFULLY.

Return Privilege          If you are not satisfied with this Certificate for
----------------          any reason, you may return it to us within 20 days
                          after you receive it. We will refund any purchase payments to you.


We appreciate that, through the services of your Dean Witter Reynolds Account Executive, you chose Northbrook Life Insurance Company to help you achieve your long-term financial goals. We value our relationship with you.








     Michael J. Velotta                      Louis G. Lower, II
             Secretary                         President


                        FLEXIBLE PREMIUM DEFERRED ANNUITY


NLU634A                            Page 1

------------------------------------------------------------------------------


TABLE OF CONTENTS
------------------------------------------------------------------------------


General Definitions....................................................2
People Involved........................................................4
Accumulation Phase.....................................................5
Death Benefit Options During Accumulation Phase........................7
Payout Phase...........................................................8
General Provisions....................................................10

------------------------------------------------------------------------------


GENERAL DEFINITIONS
------------------------------------------------------------------------------


Account Value                       The sum of the Sub-Account values.

Adjusted Account Value              The Account Value adjusted by the Market
                                    Value Adjustment, less any applicable taxes.

Cash Surrender Value The Account Value adjusted by the Market Value Adjustment, less any applicable withdrawal charges and taxes.

Death Benefit The greater of the Account Value and the Cash Surrender Value. We will calculate the Death Benefit as of the date we receive a complete request for payment of the Death Benefit. Death Benefit provisions are described in detail on page 7.

Guarantee                           Period  A  period   of  years  for  which  a
                                    specified   interest  rate  is   guaranteed.
                                    Guarantee Periods will be offered at our discretion and may range from one to ten years.

Income Plan An Income Plan distributes payments on a scheduled basis during the payout phase.

Market Value Adjustment An increase or decrease in a partial withdrawal, full surrender, Death Benefit or Income Plan payment to you, reflecting changes in the level of interest rates since the Sub-Account was established. The method of calculation is explained on pages 6 and 7.

Payout Start Date The date the Adjusted Account Value is applied to an Income Plan. The anticipated date is shown on page 3. You may change the Payout Start Date by writing to us at least 30 days prior to this date. The Payout Start Date must be on or before the later of:

                                    o   the annuitant's 90th birthday; or

                                    o   the 10th anniversary of the
                                        Certificate's issue date.

Sub-Account                         A  portion  of  this  Certificate  which  is
                                    identified by the Guarantee Period and the date the guarantee begins. A Sub-Account(s) is created when:

                                    o a purchase payment is made; or

                                    o a new Guarantee Period is selected
                                      after the prior Guarantee Period expires.

                                    A Sub-Account continues until the end of the
Guarantee Period.

Sub-Account                         Value The funds  allocated to a  Sub-Account
                                    plus  the   interest   credited,   less  any
                                    withdrawals.

------------------------------------------------------------------------------

PEOPLE INVOLVED
------------------------------------------------------------------------------

Owner The person named at the time of enrollment is the owner of this Certificate unless subsequently changed. As owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else.

                                    You may exercise all rights stated in this Certificate, subject to the rights of any irrevocable beneficiary.

                                    You may change the owner or beneficiary at any time. If you are a natural person or a grantor trust, you may change the annuitant prior to the Payout Start Date. Once we have received a satisfactory written request for an owner, beneficiary or annuitant change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request from you. We are not responsible for the tax consequences of an owner, beneficiary or annuitant change.

                                    You  may   assign   an   interest   in  this
                                    Certificate.   No  beneficiary   may  assign
                                    benefits under the Certificate until they are due to them. We are not bound by an assignment unless it is signed by you and filed with us. We are not responsible for the validity or tax consequences of an assignment.

                                    If the owner is more than one person, then:

                                    o  owner as used in this Certificate is
                                       defined as all people named as owners,
                                       unless otherwise indicated; and

                                    o any request to exercise ownership rights must be signed by all owners.

                                    On the death of the  owner  (or if  multiple
                                    owners,  on the death of the first  owner to
                                    die),  a  Death   Benefit   option  must  be
                                    elected. A Death Benefit option must also be elected if the owner is a grantor trust and one of the grantors dies prior to the Payout Start Date. See page 7 for more details.

Annuitant                           The annuitant must be a natural person.  The
                                    owner ( or if multiple owners, the youngest owner) is the annuitant unless a different annuitant has been named. If the annuitant dies prior to the Payout Start Date, a Death
                                    Benefit option must be elected. See page 7 for details.

Beneficiary                         If the owner is a natural person:

                                    o  we will determine the beneficiary from
                                       the most recent written request we
                                       have received from you;

                                    o  if you do not name a beneficiary or if
                                       the beneficiaries named are no longer
                                       living, the beneficiary will be:

                                    o  your spouse if living;

                                    o  otherwise, your children equally if
                                       living;

                                    o  otherwise, your estate.

                                    If the owner is a grantor trust, then the beneficiary will be that same grantor trust.

                                    If the owner is a non-natural person other than a grantor trust, the owner is also the beneficiary, unless a different beneficiary has been named.

                                    The beneficiary becomes the new owner if the
                                    sole  surviving  owner  dies  prior  to  the
                                    Payout  Start  Date.  If the sole  surviving
                                    owner dies after the Payout Start Date,  the
                                    beneficiary   will  receive  any  guaranteed
                                    income payments scheduled to continue.

ACCUMULATION PHASE
------------------------------------------------------------------------------



Purchase Payments Purchase payments may be made at any time during the accumulation phase. Purchase payments after the initial purchase payment are not required. We may limit the number of additional purchase payments. Any such limit is on page 3. We may also set a maximum acceptable size for each purchase payment.

                                    You  will  be   required   to   designate  a
                                    Guarantee   Period(s)   for  each   purchase
                                    payment made.



Interest Credited                   Interest will be credited  daily during the
                                    accumulation phase using the effective
                                    annual interest rate declared by us for
                                    that particular Guarantee Period at the time the Sub-Account is established. Interest will be credited to the initial purchase payment from the issue date. Interest will be credited to subsequent purchase payments from the date of receipt.
                                    "Effective annual rate" is defined as the yield resulting when interest credited at the underlying daily rate has compounded for a full year. Interest rates will be declared periodically for each Guarantee
                                    Period then being offered.

Renewal of a                        A notice will be mailed prior to the expiry
Guarantee Period                    of each Sub-Account allowing youto select
                                    a renewal Guarantee Period(s).  If we do
                                    not receive a selection by theexpiry   of
                                    the Sub-Account, a renewal Guarantee Period
                                    of the same duration as the previous
                                    Guarantee Period will automatically
                                    be  established.   If  a  renewal  Guarantee
                                    Period  selection  is  made  within  the  30
                                    calendar  days  following  the   Sub-Account
                                    expiry,  a Sub-Account  will be  established
                                    according  to  that   selection  as  of  the
                                    Sub-Account expiry date.

                                    If a full  surrender  is made within 30 days
                                    following the expiry of any  Sub-Account  or
                                    if  a  partial   withdrawal   of  an  entire
                                    Sub-Account is made within 30 days following that Sub-Account's expiry, then the affected Sub-Account will be deemed to have been renewed at the shortest Guarantee Period then being offered.

                                    No less than $1,000 may be allocated to any one Guarantee Period at the time a purchase payment is made or a renewal Guarantee Period is selected.

Partial Withdrawals                 You have the right to make a partial
                                    withdrawal at any time during the
                                    accumulation phase. You must specify the Sub-Account(s) from which you wish to make a withdrawal. If a partial withdrawal would leave a Sub-Account Value of less than $1,000, we will treat the request as a withdrawal of that Sub-
                                    Account's entire value.  If any partial
                                    withdrawal reduces the Account Value of
                                    your Certificate to less than $1,000, we will treat the request as full surrender of the entire Account Value and the Certificate will terminate.

                                    The  amount of any  partial  withdrawal  you
                                    request,   plus  any  applicable  withdrawal
                                    charge   and   taxes,   will   reduce   your
                                    Sub-Account  Value.   During  the  first  30
                                    calendar  days  of a  Sub-Account's  renewal
                                    Guarantee  Period,  amounts  withdrawn  from
                                    that  Sub-Account  will not incur withdrawal
                                    charges or Market Value  Adjustments.  After
                                    the   first   30   calendar    days   of   a
                                    Sub-Account's   renewal   Guarantee  Period,
                                    amounts withdrawn from that Sub-Account in excess of the remaining preferred withdrawal amount will incur withdrawal charges and Market Value Adjustments.

                                    In addition, the amount you receive will reflect the deduction of any applicable taxes.

                                    Withdrawal    charges   and   Market   Value
                                    Adjustments   will  be  waived  on   partial
                                    withdrawals  taken to satisfy qualified plan
                                    required  minimum   distribution   rules  as
                                    described in the Internal Revenue Code. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Certificate.

                                    We reserve the right to defer payment of any partial withdrawal for up to six months after the date you request it.

Full Surrender Upon a full surrender, the Certificate will terminate. You have the right to make a full surrender at any time during the accumulation phase. If you surrender your Certificate, a withdrawal charge and Market Value Adjustment will be applied to:

                                    o      The Account Value less:

                                           o The total Sub-Account Value for
                                             all Sub-Accounts which are within
                                             the first 30 calendar days of
                                             their Guarantee Periods, and

                                           o  The    remaining    preferred
                                              withdrawal   amount  for  any
                                              Sub-Accounts  which  are  not
                                              within  the  first 30 days of
                                              their Guarantee Periods.

                                    In addition, the amount you receive will reflect the deduction of any applicable taxes.

                                    We reserve the right to defer payment of any full surrender for up to six months after the date you request it.

Preferred  Withdrawal               A withdrawal amount free of withdrawal
Amount                              charges and Market Value  Adjustments  will
                                    be available in each  Sub-Account  year for
                                    each Sub-Account. The preferred  withdrawal
                                    amount is 10% of the  amount  of the
                                    Sub-Account's  purchase payment or funds
                                    allocated   to   the Sub-Account.

                                    Any   preferred    withdrawal   amount   not
                                    withdrawn in a  Sub-Account  Year may not be
                                    carried  over  to  increase  the   preferred
                                    withdrawal   amount  in  a  subsequent  Sub-
                                    Account  Year.   Similarly,   the  preferred
                                    withdrawal  amount  not  withdrawn  from one
                                    Sub-Account   may  not  be   transferred  to
                                    increase the preferred withdrawal amount in another Sub-Account.

Withdrawal                          Charge Unless otherwise waived by provisions
                                    of this Certificate, a withdrawal charge will be applied to any partial withdrawals or a full surrender of the certificate.

                                    The withdrawal  charge will be 6% multiplied
                                    by  the  amount   defined  in  the   Partial
                                    Withdrawal  and  Full   Surrender   sections
                                    above.

Taxes Any premium taxes or other applicable taxes imposed on us for amounts relating to this Certificate may be deducted from the purchase payments or the Account Value when the tax is incurred or at a later time. In addition, personal federal and state income tax withholding may be deducted from partial withdrawal and full surrender payments. Amounts withheld for personal taxes do not necessarily represent your entire tax liability.

Market Value Adjustment             Unless otherwise waived by provisions of
                                    this Certificate, the Market Value
                                    Adjustment will be applied to any partial withdrawals or full surrender of this Certificate. As used in this provision, "Treasury Rate" means the U.S. Treasury
                                    Note Constant Maturity weekly yield as
                                    reported in Federal Reserve Bulletin
                                    Release H.15. The Market Value Adjustment may be either positive or negative and will be based on the following:

                                    I              = the  X-year  Treasury  Rate
                                                   for the  week  preceding  the
                                                   issue     date     of    this
                                                   Certificate,  where  X is the
                                                   Sub-Account  Guarantee Period
                                                   chosen.  If  a  Note  with  a
                                                   maturity  of X  years  is not
                                                   available, a weighted average
                                                   will be used.

                                    N              = the number of complete days
                                                   from the date we receive  the
                                                   withdrawal request to the end
                                                   of the  Xth  year  since  the
                                                   Sub-Account was established

                                    J              = the Treasury Rate for a
                                                   maturity of N days for the
                                                   week preceding
                                                   the receipt of the withdrawal
                                                   request.  If a  Note  with  a
                                                   maturity  of N  days  is  not
                                                   available, a weighted average
                                                   will  be  used.  If N is  one
                                                   year or  less,  J will be the
                                                   1-year Treasury Rate.

                                    The  Market  Value  Adjustment  will  be the
                                    result   of  [.9  x  (I  -  J)  x   (N/365)]
                                    multiplied  by  the  amount  defined  in the
                                    Partial   Withdrawal   and  Full   Surrender
                                    sections above.

------------------------------------------------------------------------------


DEATH BENEFIT OPTIONS DURING ACCUMULATION PHASE
------------------------------------------------------------------------------
Owner's Death
-------------

          If any owner dies prior to the Payout Start Date, the new owner (any surviving joint owner(s) or if none, the beneficiary) must elect an applicable option listed below. If the owner is a grantor trust and one of the grantors dies prior to the Payout Start Date, the trustee must elect an applicable option listed below. If the option selected is 1(a), 1(b)(ii), 2(a) or 2(b)(ii) below, and the deceased owner was also the annuitant, the new annuitant will be the youngest new owner, unless the new owner names a different annuitant.

          1. If the new owner is a natural person and is not the spouse of the deceased owner. If in a grantor trust situation, the surviving grantor, or if none, the beneficiary of the trust, is a natural person and is not the spouse of the deceased grantor:

               a. The new owner or trustee may choose to receive the Cash Surrender Value in a lump sum not later than five years from the date of the owner's death; or

               b. If we receive due proof of death within 180 days of the date of the owner's death, then the new owner or trustee may alternatively choose to:

                    i.   Receive the Death Benefit in a lump sum; or

                    ii. Apply the Death Benefit to an Income Plan which must begin within one year of the date of death and must be for a period equal to or less than the life expectancy of the new owner. In a grantor trust situation, the period must be equal to or less than the life expectancy of a surviving grantor (or if none, the beneficiary) selected by the trustee.

          2. If the new owner is the surviving spouse of the deceased owner. If in a grantor trust situation, the spouse is the sole surviving grantor (or, if there is no surviving grantor, the sole beneficiary of the trust):

               a. The surviving spouse may choose to continue the Certificate as if the death had not occurred. If the Certificate is continued as if the death had not occurred, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, a Market Value Adjustment, determined at the date of the withdrawal, will apply. The single withdrawal amount is in addition to the annual preferred withdrawal amount; or

               b.   If we receive due proof of death within 180 days of the date
                    of  the  owner's  death,   then  the  surviving  spouse  may
                    alternatively choose to:

                    i.   Receive the Death Benefit in a lump sum; or

                    ii. Apply the Death Benefit to an Income Plan which must begin within one year of the date of death and must be for a period equal to or less than the life expectancy of the new owner or, in a grantor trust situation, the life expectancy of the surviving spouse.

3. If the new owner is a non-natural person (other than a grantor trust):

                                     The  new  owner  must   receive  the
                                     Death Benefit in a lump sum.
Annuitant's                          If  the   annuitant   dies  and  the
 Death                               annuitant  is not also an owner,  the owner
                                     must elect an applicable option listed below. If the option selected is 1(a) or 1(b)(ii) below, the new annuitant will be the youngest owner, unless the owner names a different annuitant.

                                1. If the owner is a natural person or a grantor
                                   trust:

                                     a.   The  owner  may choose to continue
                                          the Certificate as if the death had
                                          not occurred; or

                                     b.   If  we  receive  due  proof  of  death
                                          within  180  days  of the  date of the
                                          annuitant's  death, then the owner may
                                          alternatively choose to:

                                          i.   Receive the Death Benefit in a
                                               lump sum; or

                                          ii.  Apply  the  Death  Benefit  to an
                                               Income   Plan  which  must  begin
                                               within  one  year of the  date of
                                               death  and  must be for a  period
                                               equal  to or less  than  the life
                                               expectancy of the owner,  or in a
                                               grantor trust situation, the life
                                               expectancy of a grantor.

                                2. If the owner is a  non-natural  person (other
                                   than a grantor trust):

                                The owner must receive the Death Benefit in
                                a lump sum.
Proof of Death                  We may require that this Certificate be
                                returned to us prior to any settlement. We must receive due proof of death of the owner prior to settlement of a death claim.
                                Due proof of death is one of the following:

                                o    a certified copy of a death certificate; or

                                o a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

                                o    any other proof acceptable to us.
------------------------------------------------------------------------------


PAYOUT PHASE
------------------------------------------------------------------------------


Payment Amount The Adjusted Account Value on the Payout Start Date, will be exchanged for a series of periodic income payments under an Income Plan. The periodic income payment amount will be calculated by multiplying the Adjusted Account Value on the Payout Start Date, by the greater of:

                                o Payment plan rates declared by us. These rates will provide at least as much income as would our then current Single Premium Immediate Annuity certificate rates; or

                                o Guaranteed payment plan rates. These rates are calculated using the following assumptions for the Income Plan and payment frequency selected:

                                     o    Interest rate of 3% per year; and

                                     o    No loading.

                                     For Income Plans which include life income, the following additional assumptions will be used:

                                     o    Mortality rates from the 1983 Table
                                          a Annuity Mortality Tables;

                                     o    Age(s)  of  the  annuitant  and  joint
                                          annuitant  (if   applicable)   on  the
                                          Payout  Start  Date  set back one year
                                          for  each  six  full   years   between
                                          January 1, 1983 and the  Payout  Start
                                          Date; and
                                      Page 8

                                     o    Sex(es)  of the  annuitant  and  joint
                                          annuitant  (if   applicable)   on  the
                                          Payout   Start   Date,    unless   the
                                          Certificate   was   issued   under  an
                                          employer-sponsored  program  or  in  a
                                          jurisdiction  requiring  unisex  rates
                                          (in which case, a 80% female, 20% male
                                          blend of the  mortality  rates will be
                                          used).

Income Plans                    Available Income Plans are listed below:

                                1.   Life  Income  with  or  without  Guaranteed
                                     Payments.   For  plans  without  guaranteed
                                     payments, we will make payments only for as long as the annuitant is living. For plans with guaranteed payments, we will make payments for the guaranteed period and thereafter as long as the annuitant is living. The number of months guaranteed range from 60 to 360.

                                2. Joint and Survivor Life Income with or without Guaranteed Payments. For plans without guaranteed payments, we will make payments only for as long as either the annuitant or joint annuitant is living. For plans with guaranteed payments, we will make payments for the guaranteed period and thereafter as long as either the annuitant or joint annuitant is living. The number of months guaranteed range from 60 to 360.

                                3. Guaranteed Payments for a Specified Period. We will make payments beginning on the Payout Start Date for a specified period.
                                     These   payments   do  not  depend  on  the
                                     annuitant's life. The number of months guaranteed may range from 60 to 360.

                                We  reserve  the  right to accept  other  Income
                                Plans.

                                Payout Terms The income payments are subject to the following terms and conditions: and Conditions

                                o If the Adjusted Account Value is not enough to provide an initial payment of at least $20, we reserve the right to:

                                     o    change the  payment frequency  to
                                          make the payment at least $20; or

                                     o    terminate the Certificate and pay you
                                          the Adjusted Account Value in a lump
                                          sum.

                                o If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be life income with 120 months guaranteed.

                                o If you choose an Income Plan which depends on any person's life, we may require proof of age and sex before income payments begin and we may require proof that the annuitant or joint annuitant is still alive before we make each payment.

                                o After the Adjusted Account Value has been applied to an Income Plan on the Payout Start Date, the Income Plan cannot be changed, the exchange of the Adjusted Account Value for an Income Plan can not be reversed and no withdrawals can be made.

                                o If any owner dies during the payout phase, income payments will continue as scheduled.

------------------------------------------------------------------------------



GENERAL PROVISIONS
------------------------------------------------------------------------------


The Entire Contract             The entire contract  consists of
                                the   Master    Policy,    the   Master   Policy
                                application, any written enrollments, and any endorsements.

                                All statements made in written enrollments are representations and not warranties. No statement will be used by us in defense of a claim or to void a Certificate unless it is included in a written enrollment.

                                Only our officers may change the Master Policy or Certificate or waive a right or requirement. No other individual may do this.

                                The Master Policy may be amended by us, terminated by us, or terminated by the Master Policyholder without the consent of any other person. No termination completed after the issue date of this Certificate will adversely affect your rights under this Certificate.

                                We may not modify this Certificate without your consent, except to make it comply with any changes in the Internal Revenue Code, or as required by any other applicable law.

                                Incontestability We will not contest the validity of this Certificate after the issue date.

Misstatement of                 If any age or sex has been misstated, we will
Age or Sex                      pay the amounts which would have  been paid at
                                the correct age or sex.  If we find the
                                misstatement of age or sexafter the income payments begin, we will:

                                o    pay all amounts underpaid including due
                                     interest; or

                                o stop payments until the total payments are equal to the corrected amount plus due interest.

                                For purposes of the Misstatement of Age or Sex provision, due interest will be calculated at an effective annual rate of 3% or as required by state law.

                                The misstatement of sex provision described above does not apply to Certificates issued under employer-sponsored programs or Certificates issued in jurisdictions which require unisex rates.

Annual  Statement               At  least  once a year,  prior to the
                                Payout Start Date,  we will send you a statement
                                containing   Account  Value   information.   The
                                information   presented  will  comply  with  any
                                applicable law.

                         Northbrook Life Insurance Company
                          (herein called "we" or "us")

                Certificate Amendment for Minimum Surrender Value

The following is added to the Full Surrender provision of the Certificate.

If you surrender a Certificate prior to the anniversary of the Certificate following the annuitant's 70th birthday or ten years after the issue date if later, the amount we pay you will not be less than the Account Value at the time of the surrender:

     o accumulated at the guaranteed interest rate to the end of the current guarantee period and thereafter at 3% until the later of the anniversary of the Certificate following the annuitant's 70th birthday or ten years after the issue date, and

     o discounted back to the date of surrender at an interest rate(s) one percent higher than the rate(s) used for the projected accumulation.

If you surrender a Certificate on or after the anniversary of the Certificate following the annuitant's 70th birthday or ten years after the issue date if later, the amount we pay you will not be less than the Account Value at the time of the surrender.





               Secretary                          Chief Executive Officer


NLU833-1